EXHIBIT 99.1

PRESS RELEASE

Fidelity National Financial, Inc. and Certegy Inc. Announce Combination of Fidelity
National Information Services, Inc. and Certegy Inc.

Jacksonville and St. Petersburg, Fla. — (September 15, 2005) – Fidelity National Financial, Inc., (NYSE:FNF) and Certegy Inc. (NYSE:CEY) today announced the signing of a definitive Merger Agreement under which Fidelity National Information Services, Inc. (“FIS”), a majority-owned subsidiary of Fidelity National Financial, Inc. and Certegy Inc. (“Certegy”) will combine operations to form a single publicly traded entity.

Under the terms of the Merger Agreement, FIS and Certegy will be combined in a tax-free, stock-for-stock merger under which each share of FIS common stock will be exchanged for 0.6396 shares of Certegy common stock.  After the issuance of Certegy stock to FIS shareholders, current Certegy shareholders will own approximately 32.5% and FIS shareholders will own approximately 67.5% of the combined entity, with FNF directly owning approximately 50.3%.  Additionally, Certegy will pay a $3.75 per share special cash dividend to its shareholders prior to the closing of the transaction.

FIS is a leading provider of core financial institution processing, mortgage loan processing and related information products and outsourcing services to financial institutions, mortgage lenders and real estate professionals.  FIS’ software processes nearly 50 percent of all U.S. residential mortgages, it has processing and technology relationships with 45 of the top 50

U.S. banks, more than 2,800 small and mid-sized U.S. financial institutions and clients in more than 50 countries who rely on its processing and outsourcing products and services.

Certegy is a leading provider of credit, debit, check risk management and cash access services to over 6,500 financial institutions and 100,000 retailers.  Certegy maintains a global presence with operations in the United States, the United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean.

The name of the combined company will become Fidelity National Information Services, Inc. and it is expected to have its shares of common stock trade on the New York Stock Exchange under the trading symbol ‘FIS’.  The headquarters for the combined company will be in Jacksonville, Florida.  FNF Chairman and Chief Executive Officer William P. Foley, II will also serve as Chairman of the Board of Directors of FIS.  The FIS Board of Directors will consist of ten directors, with four directors from the current FIS board, including its Chairman William P. Foley, II, four directors from the current Certegy board, including its current Chairman Lee A. Kennedy and one director from each of Thomas H. Lee Partners and Texas Pacific Group.  Mr. Kennedy will also become the Chief Executive Officer of the new FIS.  Additionally, FNF Chief Financial Officer Alan L. Stinson will become Executive Vice President and Chief Financial Officer of the new FIS, in addition to retaining his role as Chief Financial Officer of FNF.  FNF will consolidate the results of FIS in its financial statements and record minority interest for the portion of FIS that it will not own.

  “We believe this is a combination that truly will benefit both organizations, as the new FIS will be uniquely positioned to offer a broad suite of data processing, payment and risk management services to financial institutions and retailers,” said FNF Chairman and Chief Executive Officer William P. Foley, II.  “Our businesses are complementary, rather than competitive and we believe there are some very significant and unique revenue synergy opportunities, particularly in the community bank, credit union and international markets.  We also believe there are meaningful cost synergies to be recognized by eliminating many redundant and duplicative functions through the combination of the two organizations.  The new FIS will have nearly $4 billion of diversified, run-rate revenue and $1 billion of run-rate EBITDA from market leading businesses and will be well positioned to capitalize on the significant and unique growth opportunities that the combined companies can offer the markets we serve.”

“We are very excited to become part of the FNF family,” said Lee A. Kennedy, Certegy Chairman and Chief Executive Officer.  “This combination creates one of the largest financial institution technology processing and services companies in the world.  It provides Certegy with the opportunity to significantly increase the depth and breadth of products and services that we offer to the domestic community bank and credit union markets, as well as our international customers.  It also provides a potential entry point with larger financial institutions through FIS’ large bank processing relationships.  We expect this combination to provide significant value for our existing Certegy shareholders, including both the $3.75 per share special cash dividend and the expected accretion to trailing twelve months cash earnings per share of 16%.”

The transaction is subject to a variety of conditions, including the effectiveness of a proxy statement for a Certegy stockholder vote, Certegy stockholder approval, all necessary regulatory approvals and other customary closing conditions.

A conference call to discuss this transaction will be held at 10:00 a.m. Eastern Time this morning, September 15, 2005.  Those wishing to participate via the webcast should access the call through FNF’s Investor Relations website at www.fnf.com or Certegy’s Investor Relations website at www.certegy.com.  A PowerPoint slide show presentation that will be utilized during the conference call will be available for viewing at both the FNF and Certegy Investor Relations websites at the beginning of the conference call.  Those wishing to participate in the conference call via the telephone may dial-in at 800-762-4717 (USA) or 480-629-9025 (International).  The conference call replay will be available via webcast through FNF’s Investor Relations website at www.fnf.com and Certegy’s Investor Relations website at www.certegy.com.  The telephone replay will be available from 1:30 p.m. Eastern Time on September 15, 2005 through September 29, 2005 by dialing 800-475-6701 (USA) or 320-365-3844 (International).  The access code will be 796082.

In connection with the proposed Merger, Certegy will file a proxy statement with the Securities and Exchange Commission (“SEC”).  The proxy statement will be mailed to the shareholders of Certegy.  CERTEGY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Certegy with the SEC at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Certegy by going to Certegy’s Investor Relations page on its corporate website at www.certegy.com.

Certegy, FNF, and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Certegy’s shareholders with respect to the Merger.  A description of any interests that any such participant may have in the Merger will be available in the proxy statement.  Information concerning FNF’s directors and executive officers is set forth in FNF’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 28, 2005, and its annual report on Form 10-K filed with the SEC on March 16, 2005.  These documents are available free of charge at the SEC’s web site www.sec.gov or by going to FNF’s Investor Relations page on its corporate website at www.fnf.com.

Fidelity National Financial, Inc., number 261 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry.  FNF had total revenue of nearly $8.3 billion and earned more than $740 million in 2004, with cash flow from operations of nearly $1.2 billion for that same period.  FNF is the nation’s largest title insurance company, with nearly 31 percent national market share, and is also a provider of other specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance.  Through its majority-owned subsidiary FIS, FNF is a leading provider of technology solutions, processing services and information services to the financial services and real estate industries.  FIS’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U.S. banks and more than 2,800 small and mid-sized U.S. financial institutions and it has clients in more than 50 countries who rely on its processing and outsourcing products and services.  FIS also provides customized business process outsourcing related to aspects of the origination and management of mortgage loans to national lenders and servicers.  FIS offers information services, including property data and real estate-related services that are used by lenders, mortgage investors and real estate professionals to complete residential real estate transactions throughout the U.S.  More information about the FNF family of companies can be found at www.fnf.com and www.fidelityinfoservices.com.

Certegy Inc. provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,500 financial institutions, 100,000 retailers and 100 million consumers worldwide. Headquartered in St. Petersburg, Florida, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2004. For more information on Certegy, please visit www.certegy.com.

This press release contains statements related to future events and expectations, which include statements about revenue and cost synergies and earnings accretion and, as such, constitutes forward-looking statements.  These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of FIS and Certegy to be different from those expressed or implied above.  FNF and Certegy expressly disclaim any duty to update or revise forward-looking statements.  The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition, the risk that the merger may fail to achieve beneficial synergies or that it may take longer than expected to do so, the risk of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries, potential overdependence on a limited number of customers due to consolidation in the banking, retail and financial services industries, failure to adapt to changes in technology or in the marketplace and other risks detailed from time to time in the Form 10-K and other reports and filings made by FIS and Certegy with the Securities and Exchange Commission.

SOURCES:  Fidelity National Financial, Inc. and Certegy Inc.

CONTACTS: Fidelity National Financial, Inc. - Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com; Certegy Inc. – Mary K. Waggoner, Senior Vice President, Investor Relations, 678-867-8004, mary.waggoner@certegy.com